UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                        August 7, 2014

State or Other Jurisdiction of Incorporation	Exact Name of Registrant as specified in its Charter, Address of Principal Executive Offices, Zip Code and Telephone Number (Including Area Code)	Commission File Number	IRS Employer Identification No.

Delaware	PEPCO HOLDINGS, INC. 701 Ninth Street, N.W. Washington, D.C. 20068 Telephone: (202) 872-2000	001-31403	52-2297449

New Jersey	ATLANTIC CITY ELECTRIC COMPANY 500 North Wakefield Drive Newark, DE 19702 Telephone: (202) 872-2000	001-03559	21-0398280

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS COMBINED FORM 8-K IS BEING SEPARATELY FILED BY EACH OF PEPCO HOLDINGS, INC. AND ATLANTIC CITY ELECTRIC COMPANY. INFORMATION CONTAINED HEREIN RELATING TO ANY INDIVIDUAL REGISTRANT IS FILED BY SUCH REGISTRANT ON ITS OWN BEHALF. NO REGISTRANT MAKES ANY REPRESENTATION AS TO INFORMATION RELATING TO ANY OTHER REGISTRANT.

Item 8.01.           Other Events.

New Jersey Base Rate Case Settlement Agreement

On August 7, 2014, Atlantic City Electric Company (ACE), a wholly-owned subsidiary of Pepco Holdings, Inc. (Pepco Holdings), entered into a Stipulation of Settlement (the Settlement Agreement) with the Staff of the New Jersey Board of Public Utilities (the NJBPU) and the Division of Rate Counsel, with respect to ACE’s March 14, 2014 petition to increase its electric distribution base rates. The Settlement Agreement provides for an annual increase in ACE’s electric distribution base rates by the net amount of approximately $19.0 million, exclusive of New Jersey sales and use taxes related to the increase in base rates, and is based on a specified return on equity (ROE) of 9.75%. The parties have agreed that, if the Settlement Agreement is approved by the NJBPU, the new electric distribution base rates will become effective for service rendered by ACE on and after September 1, 2014. The annual pre-tax earnings impact of the rate increase is approximately $19.0 million. ACE’s requested rate increase sought to recover $61.7 million (excluding New Jersey sales and use taxes), based on a requested ROE of 10.25%.

The Settlement Agreement was approved on August 8, 2014 by the administrative law judge assigned to this proceeding, and was transmitted to the NJBPU for review. The initial decision recommends that the Settlement Agreement be approved by the NJBPU. The NJBPU must either approve the settlement or allow the terms of the settlement to go into effect by taking no action for a period of 45 days. ACE anticipates the settlement will be considered at the August 20, 2014 NJBPU meeting.

Copies of the initial decision and the Settlement Agreement will be made available on Pepco Holdings’ Web site. If and when the Settlement Agreement is approved by the NJBPU, ACE intends to make the NJBPU’s order with respect to such approval available on Pepco Holdings’ Web site, as soon as reasonably practicable after such order has been made publicly available by the NJBPU. Investors may access copies of this information (among other documents and information) through the “Regulatory Filings” hyperlink on the Investor Relations page of this Web site (http://www.pepcoholdings.com).

New Jersey Merger Procedural Schedule

On August 13, 2014, the presiding commissioner of the NJBPU issued a pre-hearing order in “The Matter of the Merger of Exelon Corporation and Pepco Holdings, Inc.” in which he set a procedural schedule. This proceeding relates to the application filed on June 18, 2014 by Pepco Holdings, ACE and Exelon Corporation (Exelon) with respect to the proposed merger of an indirect, wholly-owned subsidiary of Exelon with and into Pepco Holdings (the Merger). Among other dates, the evidentiary hearings before the presiding commissioner are set for December 8-12, 2014, with all briefs to be filed by January 23, 2015. New Jersey law does not impose any time limit on the NJBPU’s review of the Merger. The pre-hearing order is available on Pepco Holdings’ Web site, and may be accessed as described above.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding Pepco Holdings’ and ACE’s intents, beliefs, estimates and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “might,” “will,” “should,” “could,” “expects,” “intends,” “assumes,” “seeks to,” “plans,” “anticipates,” “believes,” “projects,” “estimates,” “predicts,” “potential,” “future,” “goal,” “objective,” or “continue,” or the negative of such terms or other variations thereof or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause Pepco Holdings’ or ACE’s (or one or more of its subsidiaries’) actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements.

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The forward-looking statements contained herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond the control of Pepco Holdings or ACE (or one or more of its subsidiaries) and may cause actual results to differ materially from those contained in forward-looking statements:

•	Certain risks and uncertainties associated with the proposed Merger, including, without limitation:
o	the inability of Pepco Holdings to obtain stockholder approval required for the Merger;
o	the inability of Pepco Holdings or Exelon to obtain regulatory approvals required for the Merger;
o	delays caused by required regulatory approvals, which may delay the Merger or cause the companies to abandon the Merger;
o	the inability of Pepco Holdings or Exelon to satisfy conditions to the closing of the Merger;
o	an unsolicited offer of another company to acquire assets or capital stock of Pepco Holdings, which could interfere with the Merger;
o	unexpected costs, liabilities or delays that may arise from the Merger, including as a result of stockholder litigation;
o	negative impacts on the businesses of Pepco Holdings and its utility subsidiaries as a result of uncertainty surrounding the Merger; and
o	future regulatory or legislative actions impacting the industries in which Pepco Holdings and its subsidiaries operate, which actions could adversely affect Pepco Holdings and its utility subsidiaries;

•	Changes in governmental policies and regulatory actions affecting the energy industry or Pepco Holdings or ACE specifically, including allowed rates of return, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of transmission and distribution facilities and the recovery of purchased power expenses;
•	The outcome of pending and future rate cases and other regulatory proceedings, including challenges in a complaint filed with the Federal Energy Regulatory Commission to the base ROE associated with the transmission service that ACE provides, as well as the application of the formula rate process for ACE; and other possible disallowances related to recovery of costs (including capital costs and advanced metering infrastructure costs) and expenses or delays in the recovery of such costs;
•	The resolution of outstanding tax matters with the Internal Revenue Service, and the funding any additional taxes, interest or penalties that may be due;
•	The expenditures necessary to comply with regulatory requirements, including regulatory orders, and to implement reliability enhancement, emergency response and customer service improvement programs;
•	Possible fines, penalties or other sanctions assessed by regulatory authorities against Pepco Holdings or ACE or one or more of its subsidiaries;
•	The impact of adverse publicity and media exposure, which could render Pepco Holdings or ACE, or one or more of its subsidiaries vulnerable to negative customer perception and could lead to increased regulatory oversight or other sanctions;
•	Weather conditions affecting usage and emergency restoration costs;

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•	Population growth rates and changes in demographic patterns;
•	Changes in customer energy demand due to, among other things, conservation measures and the use of renewable energy and other energy-efficient products, as well as the impact of net metering and other issues associated with the deployment of distributed generation and other new technologies;
•	General economic conditions, including the impact on energy use caused by an economic downturn or recession, or by changes in the level of commercial activity in a particular region or service territory, or affecting a particular business or industry located therein;
•	Changes in and compliance with environmental and safety laws and policies;
•	Changes in tax rates or policies;
•	Changes in rates of inflation;
•	Changes in accounting standards or practices;
•	Unanticipated changes in operating expenses and capital expenditures;
•	Rules and regulations imposed by, and decisions of, federal and/or state regulatory commissions, PJM Interconnection, LLC, the North American Electric Reliability Corporation and other applicable electric reliability organizations;
•	Legal and administrative proceedings (whether civil or criminal) and settlements that affect Pepco Holdings or ACE, or one or more of its subsidiaries’ business and profitability;
•	Pace of entry into new markets;
•	Interest rate fluctuations and the impact of credit and capital market conditions on the ability to obtain funding on favorable terms; and
•	Effects of geopolitical and other events, including the threat of terrorism or cyber attacks.

These forward-looking statements are also qualified by, and should be read together with, the risk factors and other statements in Pepco Holdings’ and ACE’s Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, each as filed with the Securities and Exchange Commission (SEC), and investors should refer to such risk factors and other statements in evaluating the forward-looking statements contained in this Current Report on Form 8-K.

Any forward-looking statements speak only as to the date this Current Report on Form 8-K was filed with the SEC, and Pepco Holdings and ACE does not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for Pepco Holdings and ACE to predict all such factors. Furthermore, it may not be possible for Pepco Holdings and ACE to assess the impact of any such factor on its or its subsidiary’s business (viewed independently or together) or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward- looking statement. The foregoing factors should not be construed as exhaustive.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
ATLANTIC CITY ELECTRIC COMPANY

Date:	August 14, 2014	/s/ DAVID M. VELAZQUEZ
		Name:	David M. Velazquez
		Title:	Executive Vice President of Pepco Holdings, Inc. and President and Chief Executive Officer of Atlantic City Electric Company

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